EXHIBIT 16.1

April 21, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:	Artec Consulting Corp. File No. 333-186732

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 21, 2014 of Artec Consulting Corp. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Cutler & Co., LLC